Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that this annual report on Form 10-K for the period ended July 31, 2008. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of LTX-Credence Corporation and its wholly owned subsidiaries.

/s/ DAVID G. TACELLI
David G. Tacelli
President and Chief Executive Officer

Dated: October 14, 2008

/s/ MARK J. GALLENBERGER
Mark J. Gallenberger
Vice President and
Chief Financial Officer and Treasurer

Dated: October 14, 2008